EXHIBIT 8,1

                   LIST OF THE SUBSIDIARIES OF THE REGISTRANT


                                               COUNTRY OF           INTEREST
    SUBSIDIARY                               INCORPORATION         OWNERSHIP
    ----------                               -------------         ---------

    Aktiv Gruppen Holdings A/S                  Denmark              100%
    AGH Norge A/S                               Denmark              100% (1)(2)
    Euro909.dk A/S                              Denmark              100%
    EuroTrust PKI Services A/S                  Denmark              100%
    Selskabet af 1. Oktober 2004 A/S            Denmark              100%
    EuroTrust NetVaulting A/S                   Denmark              100%

    (1) Formally known as AGH Nordan Invest A/S

    (2) 50% owned directly by EuroTrust A/S and 50% owned by Aktiv Gruppen Holdings A/S, a wholly owned subsidiary of EuroTrust

        Other significant operating subsidiaries consolidated under Aktiv Gruppen Holdings A/S and its jurisdiction of incorporation and the related Company ownership interest in those subsidiaries at June 30, 2006 are as follows:

                                                        COUNTRY OF     INTEREST
     SUBSIDIARY                                        INCORPORATION   OWNERSHIP
     ----------                                        -------------   ---------

     Kronborg Byg ApS                                        Denmark      100%
     Ejendomsselskabet Parkhusene ApS                        Denmark      100%
     Ejendomsselskabet Faergegardsvej, Vordingborg ApS       Denmark      100%
     Ejendomsselskabet Krohaven ApS                          Denmark      100%
     Errits0 Bygade 79 ApS                                   Denmark      100%
     Vognmandsmarken ApS                                     Denmark      100%
     Norrebjerg Boligpark ApS                                Denmark      100%
     Ejendomsselskabet Strandparken, Stege ApS               Denmark      100%
     Ejendomsselskabet Blavand Byferie ApS                   Denmark      100%
     Ejendomsselskabet Kildevej, Helsinge ApS                Denmark      100%
     Ejendomsselskabet Kommandorparken, Solrod ApS           Denmark      100%
     Ejendomsselskabet Marienlyst Palae ApS                  Denmark      100%
     Ejendomsselskabet Nyrad, Vordingborg ApS                Denmark      100%
     Ejendomsselskabet Soparken, Fredensborg ApS             Denmark      100%
     Ejendomsselskabet Olbycentervej 65 ApS                  Denmark      100%
     Kobenhavns Byejendomme A/S                              Denmark      100%
     Ejendomsselskabet Hyltebjerg Alle ApS                   Denmark      100%
        Win:pro Invent GmbH & Co Zehnte Wind KG       (3)    Germany      100%
     Sonderborg Havnefront ApS                               Denmark      100%
     Ejendomsudviklingsselskabet af 2001 A/S                 Denmark      100%
     Aktiv Boligopsparing ApS                                Denmark      100%
     Alpen Holidays Ferienhauser GmbH                        Austria      100%
     Delta Byg ApS                                           Denmark       80%
         Delta Houses SIA                             (1)    Latvia        80%

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                                                        COUNTRY OF     INTEREST
     SUBSIDIARY                                        INCORPORATION   OWNERSHIP
     ----------                                        -------------   ---------

     Aktiv Wind ApS                                          Denmark      100%
     EWF Drei Funf GmbH & Co. KG                      (2)    Germany       78%
     Win:pro Invent Gmbh & Co. Neunte Wind KG         (2)    Germany      100%
     Aktiv Wind GmbH (1)                              (2)    Germany      100%
        EWF Eins Zwei GmbH & Co KG                    (2)    Germany       78%
        EWF Eins Drei GmbH & Co KG                    (2)    Germany       78%
        EWF Eins Vier GmbH & Co KG                    (2)    Germany       78%
        UW Thrana GmbH & Co KG                        (2)    Germany       78%
        EWF Zwei Eins GmbH & Co KG                    (2)    Germany       78%

        UW Nielitz GmbH & Co KG                       (2)    Germany       78%
        Komplementarselskabet Difko Buchbrunn I ApS   (2)    Denmark      100%
        K/S Difko Buchbrunn I                         (2)    Germany      100%

     AGH Norge A/S                                    (4)    Denmark      100%
        Nordan Parkhusene ApS                         (5)    Denmark      100%
        Den Gamle Skibssmedie ApS                     (5)    Denmark      100%
            Hotel Den Gamle Skibssmedie ApS           (6)    Denmark      100%
        Bygg og Ejendomsutvikling Sor A/S             (5)    Norway       100%
            Teamhus A/S                               (7)    Norway       100%
            Topdalfjordens Utvikling AS               (7)    Norway       100%
            Romaasen Utvikling AS                     (7)    Norway       100%
     Drejens Strandskovpark A/S                              Denmark      100%
     2S Ejendomsinvest ApS                                   Denmark      100%
          Silkegade Invest A/S                        (8)    Denmark      100%
          RGW A/S                                     (8)    Denmark      100%
          Romo Golf A/S                               (8)    Denmark      100%
          Romo Golf & Wellness A/S                    (8)    Denmark      100%
          Romo Ferie ApS                              (8)    Denmark      100%
     St. Rorbaek Byudvikling ApS                             Denmark      100%
     St. Rorbaek Byudvikling II ApS                          Denmark      100%
     St. Rorbaek Byudvikling III ApS                         Denmark      100%
     Gribskov Bolig ApS                                      Denmark      100%


    (1) Wholly owned subsidiary of Delta Byg ApS

    (2) Wholly owned subsidiary of Aktiv Wind GmbH

    (3) Wholly owned subsidiary of Hytlebjerg Alle

    (4) 50% owned directly by EuroTrust A/S and 50% owned by Aktiv Gruppen Holdings, A/S

    (5) Wholly owned subsidiary of AGH Norge A/S

    (6) Wholly owned subsidiary of Den Gamle Skibssmedie ApS

    (7) Wholly owned subsidiary of Bygg og Ejendomsutvikling Sor A/S

    (8) Wholly owned subsidiary of 2S Ejendomsinvest ApS